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                                                                     Exhibit 23A


                               CONSENT OF COUNSEL

         We hereby consent to be named in the Registration Statement filed by Nastech Pharmaceutical Company Inc., as attorneys, who will pass upon legal matters for the Registrant in connection with the sale of the Shares of the Registrant.

Farmingdale, New York
December 26, 1995

                                        Law Offices of
                                        BRUCE R. THAW



                                        /s/ Bruce R. Thaw
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